UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2019

Del Frisco’s Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35611	20-8453116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Ranch Trail

Irving, Texas 75063

(Address of principal executive offices, including zip code)

(469) 913-1845

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	DFRG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement (the “Credit Agreement”) dated as of September 22, 2019, by and among Harlan Parent, LLC, a Delaware limited liability company (formerly known as Harlan Parent, Inc., “Parent”), Harlan Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”), following the consummation of the acquisition and the Merger (as defined below), Del Frisco’s Restaurant Group, Inc., a Delaware corporation (the “Company” or “DFRG”), the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the consummation of the acquisition by Parent of the Company via the merger of Merger Sub with and into the Company, the Credit Agreement, dated as of June 27, 2018, by and among the Company, JPMorgan Chase Bank, and the lenders party thereto, as amended, was terminated and all obligations outstanding thereunder (other than customary obligations and other obligations subject to customary cash collateralization arrangements) were paid off and extinguished.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 25, 2019, pursuant to the terms of an Agreement and Plan of Merger, dated June 23, 2019 (the “Merger Agreement”), by and the Company, Parent and Merger Sub, the Company and Parent completed the merger, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub were formed by affiliates of L Catterton. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time, each:

(i)

share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) was cancelled and automatically converted into the right to receive cash in an amount equal to $8.00, without interest thereon (the “Per Share Price”), and net of any required withholding of taxes;

(ii)

share of Company Common Stock subject to vesting restrictions and/or forfeiture back to the Company (each, a “Company Restricted Share”) outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and automatically converted into the right to receive an amount in cash equal to the Per Share Price;

(iii)

each option to purchase shares of Company Common Stock (each, a “Company Option”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (1) the Per Share Price (less the exercise price per share attributable to such Company Option), multiplied by (2) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option, provided that if the exercise price per share of any such Company Option is equal to or greater than the Per Share Price, such Company Option was cancelled for no consideration;

(iv)

each Company restricted share unit subject solely to time-vesting conditions (each, a “Company RSU”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (1) the Per Share Price, multiplied by (2) the total number of shares of Company Common Stock subject to such Company RSU; and

(v)

each Company restricted share unit subject to time and performance-vesting conditions (each, a “Company PSU”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (1) the Per Share Price, multiplied by (2) the total number of shares of Company Common Stock subject to such Company PSU, with any performance-based vesting conditions deemed achieved at target-level performance (other than Company PSUs held by the Company’s Chief Executive Officer, which vested in accordance with the terms of his existing employment agreement).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The Nasdaq Stock Market (“Nasdaq”) on September 25, 2019 that each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as described under Item 2.01, and the Company requested that Nasdaq file a Form 25 with the SEC to remove the Company Common Stock from listing on Nasdaq and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price.

Item 5.01	Change in Control of Registrant.

The information set forth under Items 2.01 and 3.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $280 million. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions from L Catterton, the Company’s cash on hand, and the proceeds received in connection with debt financing pursuant to a senior secured term loan facility in an aggregate principal amount of $325 million under the Credit Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth under Item 2.01 is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, effective upon completion of the Merger, the following persons, who were the directors of Merger Sub, became directors of the Company: Andrew Taub and Michael Hutchings. The following persons, who were directors of the Company prior to the completion of the Merger, are no longer directors of the Company: Ian R. Carter, Norman J. Abdallah, Pauline J. Brown, David B. Barr, William Lamar Jr., and Joseph Reece.

Effective upon completion of the Merger, the following persons became officers of the Company: Ian Baines, William S. Martens, III and Bruce Hawkins. The following persons, who were officers of the Company prior to the completion of the Merger, are no longer officers of the Company: Norman J. Abdallah, Neil Thomson, Scott C. Smith and April L. Scopa.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

Item 8.01	Other Events.

On September 25, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Del Frisco’s Restaurant Group, Inc.

3.2	Amended and Restated Bylaws of Del Frisco’s Restaurant Group, Inc.

99.1	Press Release of Del Frisco’s Restaurant Group, Inc., dated September 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Frisco’s Restaurant Group, Inc.

By:	/s/ Neil H. Thomson
Neil H. Thomson
Chief Financial Officer

Date: September 25, 2019